S A V O I R                                              PRESS RELEASE
         T E C H N O L O G Y  G R O U P----------------------------------------



FOR MORE INFORMATION CONTACT:
----------------------------
P. Scott Munro                             Sandra M. Salah
President and CEO                          Vice President, Corporate Relations
Western Micro Technology, Inc.             Western Micro Technology, Inc.
408-341-4767                               408-341-4712
smunro@westernmicro.com                    ssalah@westernmicro.com


                    WESTERN MICRO TECHNOLOGY CHANGES NAME TO
                          SAVOIR TECHNOLOGY GROUP, INC.

Campbell, California, November 17, 1997 -- Western Micro Technology, Inc. (Nasdaq National Market - WSTM), a leading midrange computer-systems distributor, announced that it is changing its name to Savoir Technology Group, Inc. ("Savoir"). The Company's NASDAQ trading symbol will be changed from "WSTM" to "SVTG" effective November 24, 1997. Savoir, a French verb meaning "to know," was chosen as being representative of the knowledge base required to be successful in the complex technology marketplace in which the Company operates.

Savoir Technology Group will have two wholly owned subsidiaries: Western Micro Technology, Inc., a newly formed Delaware Corporation, and Business Partner Solutions, Inc., a recently acquired Delaware Corporation formerly named Star Management Services, Inc., and will be responsible for providing strategic direction, corporate finance resources and acquisition expertise for the combined entities. Savoir will also provide a state-of-the-art information management system, technical integration centers and efficient logistical support to enable its subsidiaries to deliver to and service a growing network of customers.

Western Micro Technology, Inc., the subsidiary, will distribute the Company's Intel enterprise-level servers and computing solutions within the Microsoft NT and Unix operating environments while Business Partner Solutions, Inc. is one of the nation's largest distributors of IBM midrange products with strong market focus on both IBM AS/400 and IBM RS/6000 product lines.

Senior management of Savoir Technology Group will be comprised of the same team that has directed the growth of Western Micro since July of 1995 and includes P. Scott Munro, President & CEO, James W. Dorst, Chief Financial Officer, and Robert O'Reilly, Senior Vice President. Western's current Board of Directors will serve in the same capacity for Savoir Technology Group.

"This is a natural evolution of our business unit strategy of dedicating resources on specific hardware platforms and market segments", said Scott Munro, President & CEO of Savoir Technology Group. "We now have two companies with separate identities focused on different segments of the rapidly growing midrange systems business."

"The new structure will also allow us to make additional acquisitions in order to distribute hardware platforms that we currently do not offer and to provide more profitable consulting and implementation resources for our resellers and their customers," added Munro.

Western Micro Technology is a leading distributor of Intel enterprise-level servers, storage an custom solutions to value added resellers, systems integrators, and original equipment manufacturers (OEMs). Western Micro provides comprehensive solutions, along with an array of innovative services to help their customers compete more effectively. Leading products and services from world class manufacturers are represented such as Data General, IBM, NCR, SCO, Sun Microsystems, Unisys, and others. For more information, visit Western Micro's web site at www.westernmicro.com.

Business Partner Solutions (BPS) enjoys the combined strengths of the Western Micro's IBM Business Unit and a recent acquisition, Star Management Services, Inc. This combination creates one of the nation's largest distributors of IBM midrange products with strong market focus on IBM AS/400 and IBM RS/6000 product lines. BPS employs approximately 200 professionals dedicated to the sales, service, and support of IBM midrange servers and wireless products to sophisticated value added resellers. Additional services include light manufacturing through IBMs Authorized Assembler Program and a host of leasing programs. Key suppliers to BPS include IBM, Motorola, and Telxon wireless products. For more information, visit Business Partner Solutions' web site at www.bpsolutions.net.

For more information on Savoir Technology Group, please visit the web site at www.svtg.com.

When used in this disclosure, the words "estimate", "project", "intend", "expect" and similar expressions are used to identify forward-looking statements. Such statements are subject to risks and uncertainties that could cause actual results to differ materially. For a discussion of certain of such risks, see "Factors Affecting Future Results" contained within the Company's documents filed quarterly with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward looking statements, which speak only as of the date hereof. There can be no assurances that the transaction described above will be completed since it is subject to a number of contingencies. The Company undertakes no obligation to publicly release updates or revisions to these statements.

                                       ###



Savoir Technology Group and the Savoir Technology Group logo are trademarks of Savoir Technology Group, Inc. Western Micro Technology, Western Micro, and the Western Micro logo are registered trademarks of Western Micro Technology, Inc. Business Partner Solutions, BPS, and the Business Partner Solutions logo are trademarks of Business Partner Solutions, Inc. IBM and IBM AS/400, are registered trademarks and IBM RS/6000 is a trademark of International Business Machine Corporation and are used under license. All other company and/or product names are respective property of their prospective holders and should be treated as such.